Exhibit 24.1

SMARTSTOP SELF STORAGE REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of SMARTSTOP SELF STORAGE REIT, INC. (the “Company”) hereby constitute and appoint H. Michael Schwartz, James R. Barry, and Nicholas M. Look, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission, to sign any and all amendments, including any post-effective amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below, effective as of June 20, 2025, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chief Executive Officer and Chairman (Principal Executive Officer)	June 20, 2025

/s/ James R. Barry James R. Barry	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 20, 2025

/s/ Michael O. Terjung Michael O. Terjung	Chief Accounting Officer (Principal Accounting Officer)	June 20, 2025

/s/ Paula Mathews Paula Mathews	Independent Director	June 20, 2025

/s/ David J. Mueller David J. Mueller	Independent Director	June 20, 2025

/s/ Timothy S. Morris Timothy S. Morris	Independent Director	June 20, 2025

/s/ Harold “Skip” Perry Harold “Skip” Perry	Independent Director	June 20, 2025